Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Equitable Financial Corp. of our report dated March 12, 2015, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in such Prospectus.

/s/ McGladrey LLP

Omaha, Nebraska
March 12, 2015